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Exhibit 99.1

GOLDEN MINERALS REPORTS 2009 YEAR-END RESULTS

        Golden, Colorado, February 22, 2010 (MARKETWIRE)—Golden Minerals Company ("Golden Minerals" or the "Company") (TSX: AUM) (PINKSHEETS: GDMN) today announced 2009 year-end results.

2009 Financial Results

        For the period March 25, 2009 through December 31, 2009, Golden Minerals recorded a total net loss of $20.3 million, which included among other items, $7.3 million in revenue net of associated costs for management services; interest, royalties and other income of $1.4 million; and a net gain on the disposal of assets of $0.3 million. These items were offset during the period by an impairment of long lived assets of $1.7 million, $8.4 million of administrative expense, $1.0 million of reorganization costs, $12.6 million of exploration expense, and a loss of $2.2 million on the sale of the Company's remaining ARS investments.

        At December 31, 2009 Golden Minerals' aggregate cash and short-term investments totaled $9.0 million, including $8.6 million of cash and cash equivalents and $0.4 million of short term investments. During the period March 25, 2009 through December 31, 2009, Golden Minerals received $3.7 million in proceeds from the sale of assets, including the sale of an office building in Bolivia for $0.7 million and the sale of three mining claims and a 49% joint venture interest in Mexico for $3.0 million. During this period the Company also received $3.4 million from the sale of investments, including the sale of the Company's remaining ARS investments for $3.0 million.

Recent Developments

        In January 2010, the Company completed a transaction with MH Argentina S.A., a wholly owned subsidiary of Hochschild, pursuant to which Golden Minerals acquired Hochschild's 35% interest in Minera El Quevar, an Argentine company in which the Company held the other 65% interest. Minera El Quevar controls approximately 10,000 hectares of the 64,000 hectare El Quevar project, including the Yaxtché target area. The Company issued 400,000 shares of common stock, and warrants to acquire an additional 300,000 shares exercisable for three years at an exercise price of $15.00 per share.

        In January 2010, Golden Minerals completed a private placement with The Sentient Group, an independent private equity firm in the global resources industry with approximately $1.3 billion under management. In the private placement, the Company sold to Sentient a total of 844,694 shares of its common stock at a price of Cdn$7.06 per share, resulting in gross proceeds to the Company of approximately $5.75 million. Sentient became Golden Minerals largest stockholder, holding 19.9% of the outstanding common stock, not including restricted stock held by employees.

About Golden Minerals

        Golden Minerals is a Delaware corporation based in Golden, Colorado, primarily engaged in the advancement of its exploration projects and in providing mine management services. The Company has a portfolio of 30 exploration projects, primarily located in Argentina, Mexico and Peru, including the advanced stage El Quevar project in the Salta Province of northwestern Argentina. The Company's experienced management team has proven in house ability to explore, develop and operate mining projects. Golden Minerals operates the San Cristobal mine in Bolivia for Sumitomo Corporation under a Management Services Agreement.

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 800 – Golden, Colorado 80401 – Telephone (303) 839-5060 – Fax (303) 839-5907

GOLDEN MINERALS COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Expressed in United States dollars)

	For The Period March 25, 2009 Through December 31, 2009	For The Period January 1, 2009 Through March 24, 2009	The Years Ended December 31,
			2008	2007
	(Successor)	(Predecessor)
	(in thousands except per share data)
Revenue:
Management service fees (Note 19)	$11,067	$1,350	$5,400	$5,400
Costs and expenses:
Costs of services (Note 19)	(3,751)	—	—	—
Exploration expense	(12,617)	(3,482)	(25,397)	(15,357)
Administrative expense	(8,430)	(4,779)	(17,348)	(17,664)
Stock based compensation	(1,666)	(2,717)	(2,852)	(2,609)
Depreciation, depletion and amortization	(626)	(102)	(527)	(533)

Total costs and expenses	(27,090)	(11,080)	(46,124)	(36,163)

Loss from operations	(16,023)	(9,730)	(40,724)	(30,763)
Other income and expenses:
Interest and other income	1,042	1,010	5,553	19,432
Royalty income	399	88	351	1,319
Interest and other expense	—	(345)	(15,848)	(5,733)
Gain on disposal of assets, net	261	—	—	—
Impairment of long lived assets	(1,687)	—	—	—
Loss on foreign currency	(69)	(13)	(32)	(48)
Gain on extinguishment of debt	—	248,165	—	—
Loss on auction rate securities	(2,199)	(828)	(16,263)	(34,537)
Reorganization costs, net	(1,032)	(3,683)	(2,153)	—
Fresh start accounting adjustments	—	9,122	—	—

Other total income and expenses	(3,285)	253,516	(28,392)	(19,567)

Income (loss) from continuing operations before income taxes	(19,308)	243,786	(69,116)	(50,330)
Income taxes	(968)	(165)	(618)	(879)

Net income (loss) from continuing operations	(20,276)	243,621	(69,734)	(51,209)
Loss from discontinued operations	—	(4,153)	(166,625)	(24,634)

Net income (loss)	$(20,276)	$239,468	$(236,359)	$(75,843)
Net (income) loss attributable to noncontrolling interest	$—	$(7,869)	$118,122	$87,399

Net income (loss) attributable to the Successor/Predecessor stockholder's	$(20,276)	$231,599	$(118,237)	$11,556

Other comprehensive gain (loss):
Unrealized gain (loss) on securities	$154	$940	$(441)	$(86)

Comprehensive income (loss) attributable to Successor/Predecessor stockholder's	$(20,122)	$232,539	$(118,678)	$11,470

Net income (loss) per Common/Ordinary Share — basic
Income (loss) from continuing operations attributable to the Successor/Predecessor stockholders	$(6.78)	$4.13	$(1.18)	$(0.87)
Income (loss) from discontinued operations attributable to the Successor/Predecessor stockholders	—	(0.20)	(0.82)	1.07

Income (loss) attributable to the Successor/Predecessor stockholders	$(6.78)	$3.93	$(2.01)	$0.20

Net income (loss) per Common/Ordinary Share — diluted
Loss from continuing operations attributable to the Successor/Predecessor stockholders	$(6.78)	$(0.06)	$(1.18)	$(0.87)
Loss from discontinued operations attributable to the Successor/Predecessor stockholders	—	(0.17)	(0.82)	1.07

Loss attributable to the Successor/Predecessor stockholders	$(6.78)	$(0.23)	$(2.01)	$0.20

Weighted average Common Stock/Ordinary Shares outstanding — basic	2,989,562	59,000,832	58,947,025	58,714,935

Weighted average Common Stock/Ordinary Shares outstanding — diluted	2,989,562	69,171,400	58,947,025	58,714,935

*Note to the Financial Statements: Upon emergence from Chapter 11 bankruptcy on March 24, 2009, Golden Minerals Company became the successor to Apex Silver Mines Limited for purposes of reporting under the U.S. federal securities laws. References in the financial statements presented in this press release to "Successor" refer to Golden Minerals Company and its subsidiaries on or after March 25, 2009, the day following emergence from Chapter 11. References to "Predecessor" refer to Apex Silver Mines Limited and its subsidiaries prior to March 25, 2009.

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 800 – Golden, Colorado 80401 – Telephone (303) 839-5060 – Fax (303) 839-5907

GOLDEN MINERALS COMPANY

CONSOLIDATED BALANCE SHEETS

(Expressed in United States dollars)

	December 31, 2009	December 31, 2008
	(Successor)	(Predecessor)
	(in thousands, except share data)
Assets
Current assets
Cash and cash equivalents	$8,570	$33,723
Restricted cash	—	20,575
Investments	444	16,351
Trade receivables	1,460	7,315
Inventories	—	75,008
Prepaid expenses and other assets	2,087	15,550

Total current assets	12,561	168,522
Property, plant and equipment, net	7,774	202,534
Assets held for sale	813	—
Ore stockpile inventories	—	72,628
Value added tax recoverable	—	157,146
Investments	—	5,487
Prepaid expenses and other assets	552	30

Total assets	$21,700	$606,347

Liabilities and Equity (Deficit)
Current liabilities
Accounts payable and other accrued liabilities	$2,428	$48,861
Accrued interest payable	—	8,660
Other current liabilities	63	—
Current portion of long term debt	—	523,610

Total current liabilities	2,491	581,131
Long term debt	—	59,951
Asset retirement obligation	—	9,155
Other long term liabilities	651	4,398

Total liabilities	3,142	654,635

Commitments and contingencies (Note 21)
Equity (deficit)
Common stock, (Successor) $.01 par value, 50,000,000 shares authorized; 3,238,615 shares issued and outstanding, net of 3,885 treasury shares	32	—
Ordinary Shares, (Predecessor) $.01 par value, 175,000,000 shares authorized; 59,000,832 shares issued and outstanding	—	590
Additional paid in capital	37,854	680,901
Accumulated deficit	(20,276)	(880,020)
Accumulated other comprehensive income (loss)	154	(551)

Parent company's shareholder's equity (deficit)	17,764	(199,080)
Noncontrolling interest in subsidiaries	794	150,792

Total equity (deficit)	18,558	(48,288)

Total liabilities and equity (deficit)	$21,700	$606,347

*Note to the Financial Statements: Upon emergence from Chapter 11 bankruptcy on March 24, 2009, Golden Minerals Company became the successor to Apex Silver Mines Limited for purposes of reporting under the U.S. federal securities laws. References in the financial statements presented in this press release to "Successor" refer to Golden Minerals Company and its subsidiaries on or after March 25, 2009, the day following emergence from Chapter 11. References to "Predecessor" refer to Apex Silver Mines Limited and its subsidiaries prior to March 25, 2009.

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 800 – Golden, Colorado 80401 – Telephone (303) 839-5060 – Fax (303) 839-5907

For additional information please visit http://www.goldenminerals.com/ or contact:

Golden Minerals Company
Jerry W. Danni
(303) 839-5060
Sr. Vice President, Corporate Affairs

SOURCE: Golden Minerals Company

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 800 – Golden, Colorado 80401 – Telephone (303) 839-5060 – Fax (303) 839-5907

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  Exhibit 99.1
GOLDEN MINERALS REPORTS 2009 YEAR-END RESULTS
GOLDEN MINERALS COMPANY CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (Expressed in United States dollars)
GOLDEN MINERALS COMPANY CONSOLIDATED BALANCE SHEETS (Expressed in United States dollars)